Exhibit 10.2

CONSULTING AGREEMENT

         THIS AGREEMENT is made between SO ACT NETWORK, Inc. whose address is 10685-B Hazlehurst Drive #6572, Houston, TX 77043(hereinafter referred to as "SAN"); and ROY SCIACCA, 3561 N.W. 126th Avenue , Coral Springs, FL, 33071 (hereinafter referred to as "RS").

         WHEREAS, SAN is in the business of providing a Social Network to the public for public and private use as an online operating system and internal network; and

         WHEREAS, RS is an entertainment industry consultant with significant experience and expertise in music and television production, touring, merchandising, internet development and hi-tech marketing integration; and

         WHEREAS, during the period of time covered by this Agreement, and in exchange for shares of common stock in SAN, RS will provide extensive consulting for SAN to help SAN substantially penetrate the entertainment markets; and

         WHEREAS, the parties agree, having gained a complete understanding of the desired stock and consulting to be exchanged and provided between SAN and RS;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DUTIES AND INVOLVEMENT

i. From January 2010 to December 2010, RS will provide significant consulting to SAN as follows:

ii. RS will assist SAN with marketing and promotion of SAN to the music and television entertainment market.

iii. RS will use his significant global experience in the entertainment industry to establish contacts for SAN

iv. RS will use his experience with Quepasa (cross-over to the television world) to help SAN establish links to substantial foreign markets in the Latin Social Networking, music and television communities.

v. RS will assist SAN with its cross over into the entertainment world and adoption by a large audience of SAN’s style of social/business networking.

vi. SAN agrees to pay to RS five hundred thousand (500,000) shares of common stock in So Act Network, Inc. (trading symbol SOAN), for said consulting covered in clauses 1.i – 1.v above.

vii. Within 10 days of the signing of this agreement by both parties, SAN’s securities attorney will provide the transfer agent with an opinion letter and cause the shares to be issued to RS or its designees.

viii. SAN agrees that, six months from the date of issuance, it will authorize its transfer agent to remove any 144 legends, and allow RS or its designees to sell all of the shares provided at any time thereafter.

ix. RS agrees that SAN may post the press release, provided hereunder as Exhibit 1, announcing this agreement along with the appropriate section 8K filing, as required by the Securities and Exchange Commission.

2.   RELATIONSHIP AMONG THE PARTIES.

         RS acknowledges that it is not an officer, director or agent of SAN, it is not, and will not, be responsible for any management decisions on behalf of SAN, and may not commit SAN to any action. SAN represents that RS does not have, through stock ownership or otherwise, the power neither to control SAN, nor to exercise any dominating influences over its management. SAN and RS agree that the relationship among the parties shall be that of independent contractor.

3.   EFFECTIVE DATE, TERM AND TERMINATION.

i.  This Agreement shall be effective on December 31, 2009 and will continue for one year.

ii. This agreement cannot be terminated by the parties, except for cause where such cause is a direct violation of the specific obligations under this agreement.

       4.   COMPENSATION AND PAYMENT OF EXPENSES.

         SAN and RS both agree to be responsible for bearing their own costs to fulfill their respective obligations under this agreement.

       5.   SERVICES NOT EXCLUSIVE.

         The parties shall devote such of their time and effort as necessary to the discharge of their duties hereunder. The parties acknowledge that each is engaged in other business activities, and that they will not be restricted from continuing to be engaged in such activities during the term of this Agreement.

       6.   CONFIDENTIALITY.

         The parties acknowledge that each may have access to confidential information regarding each other’s business. The parties agree that they will not, during or subsequent to the term of this Agreement, divulge, furnish, or make accessible to any person (other than with the written permission of the other), any knowledge,  information, or plans with respect to each other’s business, including, but not by way of limitation, their technologies, whether in the concept or development stage, or being marketed on the effective date of this Agreement, or during the term hereof.

                   7.   INDEMNIFICATION.

         RS agrees to indemnify and hold harmless SAN, and its respective agents and employees, against any losses, claims, damages, or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages, or liabilities (or actions, suits or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any representations or prospectuses, made by RS or its clients with regard to SAN or SAN’s Network, or arising out of, or based upon the omission or alleged omission to state a material fact required  therein, or necessary to make the statements therein not misleading, and will reimburse SAN, or any such other person, for any legal or other expenses reasonably incurred by SAN, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, action, suit, or proceeding.

SAN agrees to indemnify and hold harmless RS, and its respective agents and employees, against any losses, claims, damages, or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages, or liabilities (or actions, suits, or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any representations or prospectuses made by SAN or its clients with regard to RS or arising out of, or based upon, the omission or alleged omission to state  a material fact required  therein, or necessary to make the statements therein not misleading, and will reimburse RS, or any such other person, for any legal or other expenses reasonably incurred by RS, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, action, suit, or proceeding.

8.   MANDATORY ARBITRATION

If a dispute arises out of, or relates to, this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of, or relating to, this Agreement or a breach thereof, shall be settled by mandatory arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

         ii. Any provisional remedy available from a court of law shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

         iii. The site of the arbitration shall be the home state of the defendant in any action.

 iv. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees, to be fixed by the arbitrator.

9.   NOTICES

All notices required, or permitted to be given under this Agreement, shall be given in writing, and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth hereto, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

If SAN – Greg Halpern
SO ACT NETWORK, Inc.
10685-B Hazlehurst Drive #6572
Houston, TX 77043

If RS – Roy Sciacca
3561 N.W. 126th Avenue
Coral Springs, FL, 33071

If LAW FIRM –
Eric Stein, Esq.
ANSLOW & JACLIN, LLP
195 Route South
Manalapan, NJ 07726

10.   GOVERNING LAW AND VENUE

i. San and RS agree that litigation is time consuming, costly, and generally unproductive for each party. Should a decision from mandatory arbitration as specified in clause 8 above be appealed by either party, SAN and RS understand and accept that this Agreement shall be construed by, provided venue, and enforced in accordance with the laws of the home state of the defendant in any action and the defendants choice of county and district as well.

ii. SAN and RS agree that any claim between the parties cannot exceed the face value of actual assets provided and received. SAN is providing shares of its common stock to RS which cannot be sold for six months after issuance and RS is providing Consulting to SAN for 12 months from the date of this agreement. For the purposes of SAN’s accounting, the value of its shares, issued under this agreement is determined based on the date of this agreement, which is December 31, 2009.

11.   ENTIRE AGREEEMENT

This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

12.   WAIVER

A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

13.   COUNTERPARTS

This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed or emailed to another, the parties agree that a faxed or emailed signature shall be binding upon the parties to this agreement as though the signature was an original.

14.   SUCCESSORS

The provisions of this Agreement shall inure to, and be binding upon, all of the parties, their affiliates, successors, and assigns.

15.   COUNSEL

The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter, and each has been given a reasonable opportunity to do so.

16.   FACSIMILE AND EMAIL COPIES

The parties agree that all duly executed facsimile or email copies are fully binding under any and all applicable laws.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

By:	/s/ Greg Halpern	12-31-09	By:	/s/ Roy Sciacca	12-31-09
Greg Halpern-CEO, So Act Network, Inc.			Roy Sciacca - Consultant

EXHIBIT 1 – So Act Network Press Release

So Act® Network Announces Consulting Agreement with Entertainment Industry Expert

On 7:00 am EDT, Tuesday January 12, 2010

HOUSTON, Texas--(GLOBE NEWSWIRE) -- So Act Network, Inc. (OTCBB:SOAN) announced today that it has signed an agreement with entertainment industry legendary promoter Roy Sciacca to assist the Company with marketing and promotion to the music and television entertainment market.

“Roy Sciacca has significant global experience in the entertainment industry to help us establish contacts as we cross over into the entertainment world to gain acceptance for our unique social/business networking platform,” said Greg Halpern, So Act Network President.“ Roy’s experience with Quepasa (cross-over to the television world) will help us establish links to substantial foreign markets in the Latin Social Networking, music and television communities.

“I am extremely excited about So Act and where it can go because I represent a global company that reaches millions of people,” said Roy Sciacca. “I believe in the So Act message to build a better world and I am confident that the public is ready for this type of change. What So Act brings to the table is of great benefit to the world and they can change the scope of social networking the way I am going to change the scope of music reality television,”

About Roy A. Sciacca
Born to entertain, Roy A. Sciacca has been entrenched in the industry for more than two-thirds of his life. A celebrated key figure in the L.A. rock scene as a Club Owner, Studio Owner, Performing Musician and Concert/Tour Promoter. His production credits include over 100 music videos and approximately 400 live concert events and tour productions. The 1980’s served as the breeding ground for Sciacca’s entry in the big leagues. Launching World Tours and large production concerts for major artists such as Janet Jackson, Don Henley, Chicago, Alice Cooper, Alan Jackson, Lee Ann Womack, Kiss and many others. Mr. Sciacca also established Late Night Studios in 1986, a major, full production sound-stage facility in Hollywood, CA. Testing the waters in the Los Angeles club scene, Sciacca owned and operated, Boy & Girls and M & M’s, both LA’s premier nightclubs from 1987 through 1990. As an independent promoter and a management-executive of HK Management, Sciacca managed many world class artists and worked with numerous concert tours and was active in the sponsorship, marketing, and advertising initiatives associated with those tours.  From 1994 through 1996 Mr. Sciacca also created and produced popular concept tours for the Elvis Presley Memorabilia Museum World Tour and in 1997 through 1999 he created the 50th Anniversary NASCAR Tour. Adding to his NASCAR credit, Sciacca produced the entire entertainment production for the Inaugural opening of Homestead Raceway’s; Winston Cup Series, Florida in November 1999. From 1997 – 2000 Sciacca co-managed with Edgardo Diaz, the Latin sensation, MDO (the new Menudo) for their concert tour and new record album. Seeing the U.S Hispanic market beginning to erupt, Sciacca moved quickly to capitalize on what would become the U.S. Latin breakout artist Ricky Martin. Currently, Mr. Sciacca is producing the history making Musical Reality Series “Recreating A Legend”. 2010 will set the new bar for Music Reality contesting. The Global Stage awaits in what is sure to become a muti-country blockbuster6

About So Act® Network, Inc.
Social Media expert Jon Hansen called So Act "The 60 minutes of Social Networks, where you engage, mobilize and empower people into action." Whatever the mission, cause, product, service, program, cure, or solution, So Act can help you expand your sphere of influence and crystallize forward thinking into positive action on a larger scale, while harmoniously merging economic and socially conscious goals.

So Act's innovative technologies provide a global social network where its members are able to build Communities of Purpose, and accomplish and promote all of their important goals without being subjected to spam or ads, and without having personal information used by marketers. So Act’s cutting edge communication platform improves on the social networking theme by providing businesses and individuals with project building tools, alerting, and secured network file sharing and previewing, all in a personalized, private, format that crosses  global boundaries to connect like-minded individuals, while allowing an unlimited number of members to simultaneously participate in small, or large, online meetings. So Act includes a “top 10” filtered results ad-free web search engine, and its press club allows members to share their important news with their followers and the media. While membership is free, several features to expand network size and capability for those with greater needs are available for $1, $2 and $5 monthly fees. So Act also provides partnership and profit-sharing opportunities for individuals and companies seeking to gain a meaningful foothold in the Social Networking space. For more information, and to join free visit www.SoAct.Net.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties. These statements may include statements regarding stock-based compensation charges and our plans to invest in our core business and make significant capital expenditures. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen changes in our hiring patterns and our need to expend capital to accommodate the growth of the business, as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the SEC and is available on our investor relations website at SoAct.Net and on the SEC website at www.sec.gov. Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which is also on file with the SEC. All information provided in this release is as of January 11, 2010 and So Act Network undertakes no duty to update this information. So Act is a registered trademark of So Act Network, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Source:	So Act Network, Inc.	Investor Relations Contact:
Contact:	Greg Halpern	Steven Marcus
	Greg@SoAct.Net	DME Capital LLC
	210-401-7667	917-648-0663